UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 25, 2010

XENOPORT, INC.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

000-51329	94-3330837
(Commission File No.)	(IRS Employer Identification No.)

3410 Central Expressway

Santa Clara, California 95051

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (408) 616-7200

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 7 – Regulation FD

Item 7.01	Regulation FD Disclosure.

In February 2010, XenoPort, Inc. (“XenoPort”) and GlaxoSmithKline (“GSK”) announced that GSK received a Complete Response letter from the U.S. Food and Drug Administration (the “FDA”) regarding the new drug application filed in January 2009 (the “NDA”) for Horizant™ (gabapentin enacarbil) Extended-Release Tablets for the treatment of moderate-to-severe primary restless legs syndrome (“RLS”). The Horizant Complete Response letter states that the FDA concluded that the NDA provides substantial evidence of effectiveness for Horizant as a treatment for patients with RLS and that the FDA had not identified a clinical safety concern that would prevent approval of the 600 mg dose of Horizant. However, a preclinical signal of pancreatic acinar cell tumors in rats was determined to be of sufficient concern to preclude approval of the Horizant NDA for RLS in its current form.

On May 18, 2010, XenoPort and GSK conducted an end-of-review meeting with the FDA in which the content of the companies’ planned Complete Response letter resubmission regarding the Horizant NDA for RLS was discussed. During the meeting, the FDA suggested additional preclinical data and data analyses that may be useful in the evaluation of the resubmission, and the companies are evaluating this additional work. No new clinical trials are expected at this time. XenoPort expects the Complete Response letter resubmission will be filed with the FDA in the second half of 2010.

This report contains “forward-looking” statements, including, without limitation, all statements related to FDA discussions, the regulatory process and the timing of regulatory submissions. Any statements that are not statements of historical fact may be deemed to be forward-looking statements. Words such as “expected,” “expects,” “will,” “would” and similar expressions are intended to identify forward-looking statements. These forward-looking statements are based upon XenoPort’s current expectations. Forward-looking statements involve risks and uncertainties. XenoPort’s actual results and the timing of events could differ materially from those anticipated in such forward-looking statements as a result of these risks and uncertainties, which include, without limitation, risks related to the uncertainty of the FDA approval process and other regulatory requirements and XenoPort’s dependence on its current and additional collaborative partners. These and other risk factors are discussed under the heading “Risk Factors” in XenoPort’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2010, filed with the Securities and Exchange Commission on May 10, 2010. XenoPort expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in the company’s expectations with regard thereto or any change in events, conditions or circumstances on which any such statements are based.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

XENOPORT, INC.
(Registrant)

Dated: May 25, 2010	By:	/S/ WILLIAM G. HARRIS
William G. Harris
Senior Vice President of Finance and Chief Financial Officer